EXHIBIT 21



List of Subsidiaries of the Company
-----------------------------------



The following is a list of Mentor Graphics Corporation operating subsidiaries. Mentor Graphics has no parent companies.

                     Subsidiary                               Percent owned

          Mentor Graphics (Canada) Limited                         100%
            Mentor Graphics (Finland) OY                           100%
           Mentor Graphics (France) SARL                           100%
         Mentor Graphics (Deutschland) GmbH                        100%
           Mentor Graphics Japan Co. Ltd.                          100%
         Mentor Graphics (Netherlands) B.V.                        100%
        Mentor Graphics (Singapore) PTE.LTD.                       100%
          Mentor Graphics (Scandinavia) AB                         100%
            Mentor Graphics (Schweiz) AG                           100%
        Mentor Electronic Design SA [Spain]                        100%
         Mentor Graphics (Taiwan) Co. Ltd.                         100%
             Mentor Graphics (UK) Ltd.                             100%
             Mentor Graphics (Denmark)                             100%
           Mentor Graphics (Israel) Ltd.                           100%
         European Development Center, N.V.                          74%
            Anacad Computer Systems GmbH                           100%
                Antares Corporation                                100%
           Model Technology Incorporated                           100%
                Exemplar Logic, Inc.                               100%
                    CoSoft Ltd.                                    100%
                 3Soft Corporation                                 100%
              Precedence Incorporated                              100%
              Microtec Research, Inc.                              100%
           Axiom Datorer Skandinavien, AB                          100%